                                                                   EXHIBIT 12.01

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                         THREE MONTHS
                                 FISCAL YEAR ENDED MARCH 31,            ENDED JUNE 30,
                         --------------------------------------------  -----------------
                           1994     1995    1996     1997     1998      1997     1998
                         --------  ------- ------- -------- ---------  ------- ---------
Income (loss) before
 interest and income
 taxes.................. $(13,223) $ 2,807 $44,659 $ 79,338 $(256,758) $62,711 $(175,001)
Interest expense........   18,185   27,892  28,706   31,999    63,790   10,995    25,648
Portion of rental
 expense deemed to
 represent interest.....    2,401    4,146   4,233    6,167    15,000    3,750     4,125
                         --------  ------- ------- -------- ---------  ------- ---------
Earnings (loss) before
 fixed charges.......... $  7,363  $34,845 $77,598 $117,504 $(177,968) $77,456 $(145,228)
                         ========  ======= ======= ======== =========  ======= =========
Interest expense........ $ 18,185  $27,892 $28,706 $ 31,999 $  63,790  $10,995 $  25,648
Portion of rental
 expense deemed to
 represent interest.....    2,401    4,146   4,233    6,167    15,000    3,750     4,125
                         --------  ------- ------- -------- ---------  ------- ---------
Fixed charges........... $ 20,586  $32,038 $32,939 $ 38,166 $  78,790  $14,745 $  29,773
                         ========  ======= ======= ======== =========  ======= =========
Ratio of earnings to
 fixed charges..........      N/A      1.1     2.4      3.1       N/A      5.3       N/A
                         ========  ======= ======= ======== =========  ======= =========
Deficiency of earnings
 to fixed charges....... $(13,223)     N/A     N/A      N/A $(256,758)     N/A $(175,001)
                         ========  ======= ======= ======== =========  ======= =========
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